Exhibit 99.1

VOTING AGREEMENT

     VOTING AGREEMENT, dated as of December 11, 2004 (this “Agreement”), by and among Ivanhoe Energy Inc., a Yukon corporation (“Parent”), Ensyn Group Inc., a Delaware corporation (the “Company”), and Robert M. Friedland, Businessman (“RMF”).

RECITALS

     WHEREAS Parent and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or modified from time to time in accordance with its terms, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the “Merger”);

     WHEREAS, as of the date hereof, RMF is the direct or indirect record and beneficial holder of 46,611,725 common shares without par value of Parent (collectively, the “Shares” and, together with such additional Shares hereafter acquired by RMF whether by means of purchase, dividend, distribution or otherwise, “Owned Shares”), representing 27.47% of the outstanding common shares without par value of Parent and 23.64% on a fully diluted basis, including common shares issued as a result of the exercise of options issued and outstanding under Parent’s employee stock plans and other outstanding convertible securities of Parent; and

     WHEREAS, Parent and the Company have requested that RMF agree, and RMF has agreed, to enter into this Agreement, pursuant to which, among other things, the parties desire to set forth their agreement with respect to the voting of the Owned Shares by RMF in connection with the Merger, upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     SECTION 1. Certain Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement as in effect on the date hereof.

     SECTION 2. Agreement to Vote. RMF agrees that at such time as Parent conducts a meeting of, or otherwise seeks a vote or consent of, its shareholders for the purpose of approving the issuance by Parent of common shares without par value of Parent (“Merger Shares”) in connection with the transactions contemplated by the Merger Agreement (the “Merger Share Issue Approval”), RMF shall vote, or provide a consent with respect to, the Owned Shares in favor of the Merger Share Issue Approval provided that RMF will be under no obligation to vote, or provide a consent with respect to, the Owned Shares in favor of the Merger Share Issue Approval if the Merger Share Issue Approval contemplates the issuance to the shareholders of the Company of more than 42,300,000 Merger Shares (as the same may be adjusted for any stock split, dividend, distribution, reclassification, recapitalization, combination or other change with respect to the Shares occurring prior to the Closing Date).

     SECTION 3. Covenants of RMF. RMF hereby covenants and agrees that, except as contemplated by this Agreement or the Merger Agreement, RMF shall not while this Agreement is in effect:

     (i) sell, give, assign or otherwise dispose of (each, a “Transfer”), or agree to Transfer, any Owned Shares (except to Transfer a portion of the Owned Shares to a Person who agrees to be bound by the provisions of Section 2 and Section 3 of this Agreement with respect to the transferred Owned Shares (such agreement to be evidenced by a written agreement in form and substance reasonably acceptable to each of Parent and the Company));

     (ii) enter into any agreement or grant or agree to grant any proxy or power-of-attorney with respect to any Owned Shares which is inconsistent with this Agreement; or

     (iii) by any action or omission cause any security interests, liens, claims, pledges, charges, encumbrances, options, rights of first refusal, agreements or limitations on RMF’s voting rights to attach to the Owned Shares.

     SECTION 4. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or the Company any direct or indirect ownership or incidence of ownership of or with respect to any Owned Shares. All rights, ownership and economic benefits of and relating to the Owned Shares shall remain vested in and belong to RMF, and neither Parent nor the Company shall have any power or authority to direct RMF in the voting of any of the Owned Shares, except as otherwise provided herein.

     SECTION 5. Representations and Warranties of RMF. RMF represents and warrants to Parent and the Company as follows:

     (a) This Agreement has been duly and validly executed and delivered by RMF and, assuming the due authorization, execution and delivery by Parent and the Company, constitutes a legal, valid and binding obligation of RMF, enforceable against RMF in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) The execution and delivery of this Agreement by RMF does not, and the performance of this Agreement by RMF shall not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to RMF or by which the Owned Shares are bound or affected or (ii) except with respect to any of the following as to which a consent or waiver has already been obtained, result in any breach of or constitute a default (or an event that with notice or lapse or time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Owned Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which

RMF is a party or by which RMF or the Owned Shares are bound or affected, except, in the case of clauses (i) and (ii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by RMF of his obligations under this Agreement.

     (c) The execution and delivery of this Agreement by RMF does not, and the performance of this Agreement by RMF shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any Governmental Entity except for applicable requirements, if any, of the Exchange Act and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by RMF of his obligations under this Agreement.

     (d) As of the date hereof, RMF is, directly or indirectly, the beneficial owner of 46,611,725 Shares. The Shares are, and the Owned Shares will be, all of the securities of Parent owned, either of record or beneficially, by RMF and his immediate family members sharing the same residence on and as of the Closing Date and RMF owns no other rights or interests exercisable for or convertible into any securities of Parent. The Shares are, and the Owned Shares will be, owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on RMF’s voting rights, charges and other encumbrances of any nature whatsoever. RMF has not appointed or granted any proxy that is inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Owned Shares.

     SECTION 6. Termination. This Agreement shall terminate and no party shall have any rights or duties hereunder upon the earlier of (a) the day on which the Merger Agreement is terminated in accordance with its terms and (b) the Effective Time. Any such termination shall be without prejudice to liabilities arising hereunder before such termination.

     SECTION 7. Shareholder Capacity. Notwithstanding anything herein to the contrary, RMF has entered into this Agreement solely in RMF’s capacity as the beneficial owner of the Shares and nothing herein shall limit or affect any actions taken or omitted to be taken at any time by RMF in his capacity as an officer or director of Parent.

     SECTION 8. Non-Survival. The representations and warranties made herein shall terminate upon termination of this Agreement.

     SECTION 9. Miscellaneous.

     (a) Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as provided in Section 3, the rights and obligations under this Agreement shall not be transferred by any party without the prior written consent of the other parties.

     (b) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, executors,

administrators, heirs and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     (c) Amendment. This Agreement may not be amended, changed, supplemented, or otherwise modified, except upon the execution and delivery of a written agreement executed by the parties hereto.

     (d) Notices. All notices, requests, claims, demands and other communications hereunder shall be given (and shall be deemed to have been duly received if given) by hand delivery or by facsimile transmission with confirmation of receipt, as follows:

     if to RMF, to:

                     Robert M. Friedland
                     Number 1 Temasek Avenue
                     37-02 Millenia Tower
                     Singapore 039192
                     Facsimile:     65 6338 822

     if to Parent, to:

                     Ivanhoe Energy Inc.
                     Suite 654, 999 Canada Place
                     Vancouver, British Columbia
                     V6C 3E1
                     Attention:     Corporate Secretary
                     Facsimile:     (604) 683-9387

     with a copy to:

                     Goodmans
                     19th Floor – 355 Burrard Street
                     Vancouver, British Columbia
                     V6C 2G8
                     Attention:     Steven G. Robertson
                     Facsimile:     (604) 682-7131

     and:

                     Paul, Weiss, Rifkind, Wharton & Garrison LLP
                     1285 Avenue of the Americas
                     New York, New York 10019-6064
                     Attention:     Jeffrey D. Marell
                     Facsimile:     (212) 757-3990

     if to the Company, to:

                     Ensyn Group Inc.
                     20 Park Plaza, Suite 434

                     Boston, Massachusetts 02116

                     Attention:     Robert A. Pirraglia
                     Facsimile:     (617) 266-0557

     with a copy to:

                     Mayer, Brown, Rowe & Maw LLP
                     190 South LaSalle Street
                     Chicago, IL 60603-3441
                     Attention:     Paul Gupta
                                          James T. Lidbury
                     Facsimile:    (312) 701-7711

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     (e) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     (f) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement are not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

     (h) Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought in the courts of Wilmington, Delaware and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or referred to in Section 9(d), such service to become effective ten days after such mailing.

     (i) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     (j) Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

     (l) Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

IVANHOE ENERGY INC.

By:	/s/ E. L. Daniel Name: E. L. Daniel Title: President & Chief Executive Officer

ENSYN GROUP, INC.

By:	/s/ R. G. Graham Name: R. G. Graham Title: President & Chief Executive Officer

/s/ Patrick Chua	}	/s/ Robert M. Friedland

Patrick Chua, Witness		Robert M. Friedland